Exhibit 99.1

Sonus Schedules 2006 Annual Meeting of Shareholders

CHELMSFORD, Mass., March 23 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice-over-IP (VoIP) infrastructure solutions, announced today that it will hold its 2006 Annual Meeting of Shareholders on Wednesday, June 21, 2006 at 9:00 a.m. at The Radisson Hotel Chelmsford, 10 Independence Drive in Chelmsford, Massachusetts. Shareholder proposals for possible inclusion in the Company’s 2006 Proxy statement must be received no later than April 7, 2006, and shareholder proposals for presentation at the meeting must be received no later than April 22, 2006, sent to the Secretary at Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, MA, 01824.

About Sonus Networks

Sonus Networks, Inc. is a leading provider of Voice-over-IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com .

          For more information, please contact:

Investor Relations:	Media Relations:
Jocelyn Philbrook	Sarah McAuley
978-614-8672	212-699-1836
jphilbrook@sonusnet.com	smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.

          -0-                                        03/23/2006
          /CONTACT: Investor Relations: Jocelyn Philbrook, +1-978-614-8672, jphilbrook@sonusnet.com, or Sarah McAuley, +1-212-699-1836, smcauley@sonusnet.com, both of Sonus Networks, Inc. /